As filed with the Securities and Exchange Commission on March 30, 2006
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Plumas Bancorp

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Notice of Annual Meeting of Shareholders Plumas Bancorp
Annual Meeting of Shareholders
Revocability of Proxies
Persons Making the Solicitation
Voting Securities
Shareholdings of Certain Beneficial Owners and Management
Election of Directors
Summary Compensation Table
Option/SAR Exercises and Year-End Value Table
PROPOSAL 2
Amendment and Restatement of the Plumas Bank 2001 Stock Option Plan, as Amended to Allow Restricted Stock Awards to Employees and Make Other Changes
Plumas Bancorp Stock Performance Graph
Independent Accountants
Shareholder Proposals
Certain Transactions
Other Matters
Available Information

Plumas Bancorp
     Dear Shareholder:
     You are cordially invited to attend the annual meeting of shareholders of Plumas Bancorp, which will be held at the Plumas Bank Credit Administration Building located at 32 Central Avenue, Quincy, California, on Wednesday, May 17, 2006 at 10:30 a.m. At this annual meeting, shareholders will be asked to elect eleven directors for the next year and vote on a proposal to amend and restate the Plumas Bank 2001 Stock Option Plan. The proposed stock option plan amendment and restatement provides the Board of Directors, like boards of other public companies, with the flexibility to compensate employees, directors and independent contractors of Plumas Bancorp and Plumas Bank through stock options and to employees of Plumas Bancorp and Plumas Bank through restricted stock awards. Restricted stock awards provide a less expensive and alternative form of equity compensation versus the stock options currently available for grant under the existing Plumas Bank 2001 Stock Option Plan.
     Plumas Bancorp is requesting your proxy to vote in favor of all of the nominees for election as directors and amendment and restatement of the stock option plan. The Board of Directors of Plumas Bancorp recommends that you vote “FOR” the election of each of the nominees and “FOR” the proposal to amend and restate the Plumas Bank 2001 Stock Option Plan.
     The proxy statement contains information about each of the nominees for directors and about Plumas Bancorp and the amendment and restatement of the stock option plan.
     To ensure that your vote is represented at this important meeting, please sign, date and return the proxy card in the enclosed envelope as promptly as possible.

Sincerely,

Douglas N. Biddle
President and Chief Executive Officer
     The date of this proxy statement is March 29, 2006

Notice of Annual Meeting of Shareholders
Plumas Bancorp

To:	The Shareholders of Plumas Bancorp
     Notice is hereby given that, pursuant to its Bylaws and the call of its Board of Directors, the annual meeting of shareholders of Plumas Bancorp will be held at the Plumas Bank Credit Administration Building located at 32 Central Avenue, Quincy, California, on Wednesday, May 17, 2006 at 10:30 a.m., for the purpose of considering and voting upon the following matters:
1.	Election of Directors. To elect eleven (11) persons to serve as directors of the Bancorp until their successors are duly elected and qualified.

Douglas N. Biddle	Alvin G. Blickenstaff	William E. Elliott
Gerald W. Fletcher	John Flournoy	Arthur C. Grohs
Jerry V. Kehr	Christine McArthur	Terrance J. Reeson
Thomas Watson	Daniel E. West
2.	Amendment and Restatement of the Plumas Bank 2001 Stock Option Plan. To amend and restate the Plumas Bank 2001 Stock Option Plan to allow restricted stock awards to employees and make other changes.

3.	Transaction of Other Business. To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on March 31, 2006 as the record date for determination of shareholders entitled to notice of, and the right to vote at, the meeting.

Section 3.3 of the Bylaws of Plumas Bancorp sets forth the nomination procedure for nominations of directors. Section 3.3 provides:

Nominations of Directors. Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered or mailed to the president of the corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors; or (ii) ten (10) days after the date of mailing of notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying stockholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition on bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the then chairperson of the meeting, and upon his or her instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a director between the last day for giving notice in accordance with this paragraph and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.
     You are urged to vote in favor of the election of all of the nominees for directors and the amendment and restatement of the stock option plan by signing and returning the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your proxy. The proxy may be revoked at any time prior to its exercise.

By Order of the Board of Directors

Dated: March 29, 2006
Terrance J. Reeson, Secretary

Plumas Bancorp
Proxy Statement
Annual Meeting of Shareholders
May 17, 2006
     Plumas Bancorp is providing this proxy statement to shareholders of Plumas Bancorp in connection with the annual meeting (the “Meeting”) of shareholders of Plumas Bancorp to be held at the Plumas Bank Credit Administration Building located at 32 Central Avenue, Quincy, California, on Wednesday, May 17, 2006 at 10:30 a.m. and at any and all adjournments thereof.
     It is expected that Plumas Bancorp will mail this proxy statement and accompanying notice and form of proxy to shareholders on or about April 10, 2006.
Revocability of Proxies
     A proxy for use at the meeting is enclosed. Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised, by filing with the Secretary of Plumas Bancorp an instrument revoking it, or a duly executed proxy bearing a later date. The Secretary of Plumas Bancorp is Terrance J. Reeson, and any revocation should be filed with him at Plumas Bancorp, 35 S. Lindan Avenue, Quincy, California 95971. In addition, the powers of the proxy holders will be revoked if the person executing the proxy is present at the meeting and elects to vote in person. Subject to such revocation or suspension, the proxy holders will vote all shares represented by a properly executed proxy received in time for the meeting in accordance with the instructions on the proxy. If no instruction is specified with regard to the matter to be acted upon, the proxy holders will vote the shares represented by the proxy “FOR” each of the nominees for directors and amendment and restatement of the Plumas Bank 2001 Stock Option Plan to allow restricted stock awards to employees and make other changes. If any other matter is presented at the meeting, the proxy holders will vote in accordance with the recommendations of management.
Persons Making the Solicitation
     The Board of Directors of Plumas Bancorp is soliciting proxies. Plumas Bancorp (the “Company”) will bear the expense of preparing, assembling, printing and mailing this proxy statement and the material used in the solicitation of proxies for the meeting. The Company contemplates that proxies will be solicited principally through the use of the mail, but officers, directors and employees of Plumas Bancorp may solicit proxies personally or by telephone, without receiving special compensation for the solicitation. Although there is no formal agreement to do so, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. In addition, the Company may utilize the services of individuals or entities not regularly employed by Plumas Bancorp in connection with the solicitation of proxies, if management of the Company determines that this is advisable.
Voting Securities
     Management of the Company has fixed March 31, 2006 as the record date for purposes of determining the shareholders entitled to notice of, and to vote at, the meeting. On March 28, 2006, there were 4,997,618 shares of Plumas Bancorp’s common stock issued and outstanding. Each holder of Plumas Bancorp’s common stock will be entitled to one vote for each share of the Company’s common stock held of record on the books of Plumas Bancorp as of the record date. In connection with the election of directors, shares may be voted cumulatively if a shareholder present at the meeting gives notice at the meeting, prior to the voting for election of directors, of his or her intention to vote cumulatively. If any shareholder of Plumas Bancorp gives that notice, then all shareholders eligible to vote will be entitled to cumulate their shares in voting for election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the record date, multiplied by the number of directors to be elected. These votes may be cast for any one nominee, or may be distributed among as many nominees as the shareholder sees fit. If cumulative voting is declared at the meeting, votes represented by proxies delivered pursuant to this proxy statement may be cumulated in the discretion of the proxy holders, in accordance with management’s recommendation.
     The effect of broker nonvotes is that such votes are not counted as being voted; however such votes are counted for purposes of determining a quorum. The effect of a vote of abstention on any matter is that such vote is not counted as a vote for or against the matter, but is counted as an abstention.
Shareholdings of Certain Beneficial Owners and Management
     Management of Plumas Bancorp knows of no person who owns, beneficially or of record, either individually or together with associates, 5 percent or more of the outstanding shares of the Company’s common stock, except as set forth in the table below. The following table sets forth, as of March 28, 2006, the number and percentage of shares of Plumas Bancorp’s outstanding common stock beneficially owned, directly or indirectly, by each of the Company’s directors, named executive officers and principal shareholders and by the directors and executive officers of the Company as a group. The shares “beneficially owned” are determined under the Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which the director, named executive officer or principal shareholder has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of March 28, 2006. Unless otherwise indicated, the persons listed below have sole voting and investment powers of the shares beneficially owned or acquirable by exercise of stock options. Management is not aware of any arrangements, which may result in a change of control of Plumas Bancorp.

	Amount and Nature of
Beneficial Owner	Beneficial Ownership (a)		Percent of Class (a)
Principal Shareholders that own 5% or more:

Ernest G. Leonhardt 1987 Irrevocable Trust (b)	245,296		4.9
Cortopassi (c)	462,936		9.3

Directors and Named Executive Officers:

Douglas N. Biddle, President & CEO and Director	60,833	(1)	1.2
Dennis C. Irvine, EVP & CITO	30,088	(2)		*
Robert T. Herr, EVP & Loan Administrator	10,125	(3)		*
Andrew J. Ryback, EVP & CFO	19,522	(4)		*
Daniel E. West, Director and Chairman of the Board	53,538	(5)	1.1
Terrance J. Reeson, Director, Vice Chairman of the Board and Secretary of the Board	194,770	(6)	3.9
Alvin G. Blickenstaff, Director	78,844	(7)	1.6
William E. Elliott, Director	191,303	(8)	3.8
Gerald W. Fletcher, Director	34,540	(9)		*
John Flournoy, Director	4,075			*
Arthur Grohs, Director	42,386	(10)		*
Jerry V. Kehr, Director	224,327	(11)	4.5
Christine McArthur, Director	10,198	(12)		*
Tom Watson, Director	25,083	(13)		*

All 14 Directors and Executive Officers as a Group	762,203		15.3

*	Less than one percent

(a)
Includes 120,933 shares subject to options held by the directors and executive officers that were exercisable within 60 days of March 28, 2006. These are treated as issued and outstanding for the purpose of computing the percentage of each director, named executive officer and the directors and officers as a group, but not for the purpose of computing the percentage of class owned by any other person, including principal shareholders.

(b)	Charles W. Leonhardt and Linda L. Leonhardt are the Trustees of the Ernest G. Leonhardt 1987 Irrevocable Trust. The address of the Trust is 15 Quincy Junction Road, Quincy, California 95971.

(c)
Two Cortopassi controlled entities have beneficial ownership over a total of 462,936 shares of Plumas Bancorp. The Cortopassi Family Trust owns 150,000 shares of Plumas Bancorp, while Cortopassi Partners L.P. owns 312,936 shares of Plumas Bancorp. Dean A. Cortopassi is the Trustee of the Cortopassi Family Trust. San Tomo, Inc. is the general partner of Cortopassi Partners L.P. The address of the Limited Partnership is 11292 North Alpine Road, Stockton, California 95212.

(1)
Mr. Biddle has shared voting and investment powers as to 39,339 shares, sole voting and investment powers as to 6,679 shares and sole investment powers but no voting powers as to 4,690 shares. He also has 10,125 shares acquirable by exercise of stock options.

(2)	Mr. Irvine has shared voting and investing powers as to 4,962 and sole investment powers but no voting powers as to 8,581 shares. He also has 16,545 shares acquirable by exercise of stock options.

(3)	Mr. Herr has 10,125 shares acquirable by exercise of stock options.

(4)
Mr. Ryback has shared voting and investment powers as to 3,000 shares and sole investment powers but no voting powers as to 2,761 shares. He also has 13,761 shares acquirable by exercise of stock options.

(5)
Mr. West has sole voting and investment powers as to 7,125 shares, shared voting and investment powers as to 10,797 shares, sole voting powers but shared investment powers as to 16,794 shares and no voting or investment powers as to 3,637 shares. He also has 15,185 shares acquirable by exercise of stock options.

(6)
Mr. Reeson has shared voting and investment powers as to 71,975 shares and sole voting and investing powers as to 2,796 shares. Mr. Reeson, along with Messrs. Elliott and Kehr, are administrators of the Plumas Bank 401k Plan. The administrators of the Plan have shared voting powers as to 110,078 shares, of which beneficial ownership of 110,078 shares are disclaimed by Mr. Reeson. He also has 9,921 shares acquirable by exercise of stock options.

(7)
Mr. Blickenstaff has shared voting and investment powers as to 63,009 shares, sole voting and investing powers as to 5,673 shares and no voting or investment powers as to 2,851 shares. He also has 7,311 shares acquirable by exercise of stock options.

(8)
Mr. Elliott has shared voting and investment powers as to 73,449 shares, sole voting and investment powers as to 7,776 shares and sole investing powers but no voting powers as to 2,727 shares. Mr. Elliott, along with Messrs. Kehr and Reeson, are administrators of the Plumas Bank 401k Plan. The administrators of the Plan have shared voting powers as to 110,078 shares, of which beneficial ownership of 107,351 shares are disclaimed by Mr. Elliott.

(9)	Mr. Fletcher has shared voting and investment powers as to 30,046 shares. He also has 4,494 shares acquirable by exercise of stock options.

(10)	Mr. Grohs has shared voting and investment powers as to 33,004 shares and no voting or investment powers as to 571 shares. He also has 8,811 shares acquirable by exercise of stock options.

(11)
Mr. Kehr has sole voting and investment powers as to 99,924 shares and shared voting and investment powers as to 2,604 shares. Mr. Kehr, along with Messrs. Elliott and Reeson, are administrators of the Plumas Bank 401k Plan. The administrators of the Plan have shared voting powers as to 110,078 shares, of which beneficial ownership of 110,078 shares are disclaimed by Mr. Kehr. He also has 11,721 shares acquirable by exercise of stock options.

(12)
Ms. McArthur has shared voting and investment powers at to 7,426 shares, sole voting and investing powers as to 262 shares and no voting or investment powers as to 262 shares She also has 2,248 shares acquirable by exercise of stock options.

(13)	Mr. Watson has sole voting and investment powers as to 14,397 shares. He also has 10,686 shares acquirable by exercise of stock options.

Section 16(a) Beneficial Ownership Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires Plumas Bancorp’s directors and certain executive officers and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). The Reporting Persons are required by SEC regulation to furnish the Bancorp with copies of all Section 16(a) forms they file.
     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during and with respect to its 2005 fiscal year, no director, executive officer or beneficial owner of 10% or more of the Company’s common stock failed to file, on a timely basis, reports required during or with respect to 2005 by Section 16(a) of the Securities Exchange Act of 1934, as amended, except for Ms. McArthur, who inadvertently failed to file three timely reports with respect to nine transactions; Mr. Biddle, who inadvertently failed to file three timely reports with respect to three transactions; Mr. Irvine, who inadvertently failed to file one timely report with respect to one transaction; and Mr. Flournoy, who inadvertently failed to file one timely report with respect to one transaction as a result of a delay by the SEC in issuing him Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) access codes.

Election of Directors
     The persons named below, all of whom are current members of the Board of Directors (the “Board), will be nominated for election as directors at the Meeting to serve until the 2007 Annual Meeting of Shareholders and until their successors are elected and have qualified. Votes of the proxy holders will be cast in such a manner as to effect the election of all 11 nominees, as appropriate. The 11 nominees for directors receiving the most votes will be elected directors. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board. The Board has no reason to believe that any of the nominees named below will be unable to serve if elected. Additional nominations for directors may only be made by complying with the nomination procedures which are included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.
     The following table sets forth, as of March 28, 2006, the names of, and certain information concerning, the persons to be nominated by the Board for election as directors of Plumas Bancorp.

		Year First
Name and Title		Appointed
Other than Director	Age	Director	Principal Occupation During the Past Five Years
Douglas N. Biddle	52	2005	President and CEO of Plumas Bancorp, Quincy, CA.
President and CEO

Daniel E. West Chairman of the Board	52	1997	President, Graeagle Land & Water Co., a land management company. President, Graeagle Water Co, a private water utility, Graeagle, CA

Terrance J. Reeson	61	1984	Retired. Formerly with the U.S. Forestry Service, Quincy, CA.
Secretary of the Board

Alvin G. Blickenstaff	70	1988	Farmer and Rancher, partner in Blickenstaff Ranch, Janesville, CA.

William E. Elliott	65	1987	Retired. Formerly President and CEO of Plumas Bancorp, Quincy, CA.

Gerald W. Fletcher	63	1988	Forest Products Wholesaler, Susanville, CA.

John Flournoy	61	2005	Rancher and Chief Financial Officer of Likely Land and Livestock Corporation. Likely, CA.

Arthur C. Grohs	69	1988	Retired. Former Retailer, Susanville, CA.

Jerry V. Kehr	76	1980	Real Estate Broker, Coldwell Banker, Kehr/O’Brien Real Estate, Chester, CA.

Christine McArthur	44	1999	Co-Owner and operator of McArthur Farm Supply, Inc. and ranching operation, McArthur Livestock, McArthur, CA.

Thomas Watson	62	2001	Owner and operator of Truckee River Associates, a real estate development management firm, Truckee, CA.

All nominees will continue to serve if elected at the meeting until the 2007 annual meeting of shareholders and until their successors are elected and have been qualified. None of the directors were selected pursuant to any arrangement or understanding other than with the directors and executive officers of Plumas Bancorp acting within their capacities as such. There are no family relationships between any of the directors of Plumas Bancorp. No director of the Company serves as a director of any company that has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.
The Board of Directors and Committees
     During 2005, the Company’s Board of Directors met 16 times. None of Plumas Bancorp’s directors attended less than 75 percent of all Board of Directors’ meetings and committee meetings of which they were members. The Company does not have a policy requiring director attendance at its annual meeting. However, most directors attend the meeting as a matter of course. All the directors attended the annual meeting of shareholders held in May 2005.
Shareholder Communication with the Board of Directors
     If you wish to communicate with the Board of Directors you may send correspondence to the Corporate Secretary, Plumas Bancorp, 35 S. Lindan Avenue, Quincy, California 95971. The Corporate Secretary will submit your correspondence to the Board of Directors or the appropriate committee, as applicable.
Code of Ethics
     The Board of Directors has adopted a code of business conduct and ethics for directors, officers (including Plumas Bancorp’s principal executive officer and principal financial officer) and financial personnel, known as the Corporate Governance Code of Ethics Policy. This Code of Ethics Policy is available on Plumas Bancorp’s website at www.plumasbank.com. Shareholders may request a free copy of the Code of Ethics Policy from Plumas Bancorp, Ms. Elizabeth Kuipers, Investor Relations, 35 S. Lindan Avenue, Quincy, California 95971.
Audit Committee
     Plumas Bancorp has an Audit Committee composed of Mr. Reeson, Chairman and Messrs. Flournoy, Grohs and Watson. The Board has determined that each member of the Audit Committee is “independent” within the meaning of the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Board has determined that the Audit Committee does not have an “audit committee financial expert,” as that term is defined in Item 401(h) of SEC Regulation S-K, because (i) none of the members of the Audit Committee possesses all the requisite qualifications to be considered an “audit committee financial expert” and (ii) thus far, the Board has not been able to successfully recruit an individual who qualifies as an “audit committee financial expert” and who would be willing to serve on the Audit Committee in that capacity. In the future as a Board vacancy occurs, the Board of Directors will attempt to recruit a member who will meet the SEC definition of “audit committee financial expert”.
     The Audit Committee met six times during 2005. The Audit Committee reviews all internal and external audits including the audit by Perry-Smith LLP, the Company’s independent auditor, report any significant findings of audits to the Board of Directors, and ensure that the internal audit plans are met, programs are carried out, and weaknesses are addressed. The Audit Committee meets regularly to discuss and review the overall audit plan.

     The Audit Committee’s policy is to pre-approve all recurring audit and non-audit services provided by the independent auditors through the use of engagement letters. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the full Audit Committee regarding all services provided by the independent auditors and fees associated with those services performed to date. Other than some ancillary audit and accounting services and some ancillary tax and accounting consulting services the fees paid to the independent auditors in 2005 and 2004 were approved per the Audit Committee’s pre-approval policies.
Audit Committee Report
     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Plumas Bancorp specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.
     The Board of Directors and the Audit Committee has reviewed Plumas Bancorp’s audited financial statements and discussed such statements with management. The Board of Directors and the Audit Committee has discussed with Perry-Smith LLP, the Company’s independent auditors during the year 2005, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees, as amended).
     The Audit Committee received written disclosures and a letter from Perry-Smith LLP, required by Independence Standards Board Standard No. 1 and has discussed with them their independence from management. The Audit Committee has also considered whether the independent auditors’ provision of other non-audit services is compatible with the auditors’ independence.
     Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that Plumas Bancorp’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Terrance J. Reeson, Chairman	John Flournoy

Arthur C. Grohs	Thomas M. Watson
Corporate Governance Committee
     Plumas Bancorp has a Corporate Governance Committee which met eight times during 2005. The Corporate Governance committee consists of Mr. Grohs, Chairman and Messrs. Kehr, Blickenstaff and Watson and Ms. McArthur. The Board has determined that each member of the Corporate Governance Committee is “independent” within the meaning of the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Corporate Governance committee provides assistance to the Board by identifying qualified individuals as prospective Board members, recommends to the Board the director nominees for election at the annual meeting of shareholders, oversees the annual review and evaluation of the performance of the Board and its committees and develops and recommends corporate governance guidelines to the Board of Directors. In May 2004, the Board of Directors adopted a written charter for the Corporate Governance Committee.
     The Corporate Governance Committee does not have any written specific minimum qualifications or skills that the committee believes must be met by either a committee-recommended or a security holder-recommended candidate in order to serve on the committee. The Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not to wish to continue in service or if the Corporate Governance Committee or the Board decided not to re-nominate a member for re-election, the Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the following criteria. When identifying and evaluating new directors, the Corporate Governance Committee considers the diversity and mix of the existing Board of Directors, including, but not limited to, such factors as: the age of the current directors, their geographic location (being a community bank, there is a strong preference for local directors), background and employment experience. Among other things, when examining a specific candidate’s qualifications, the Corporate Governance Committee considers: the ability to represent the best interest of the Company, existing relationships with the Company, interest in the affairs of the Company and its purpose, the ability to fulfill director responsibilities, leadership skill, reputation within the Company’s community, community service, integrity, business judgment, ability to develop business for the Plumas Bancorp and the ability to work as a member of a team. All nominees to be considered at the Meeting were recommended by the Corporate Governance Committee.
     The Corporate Governance Committee will consider nominees to the Board proposed by shareholders, although the Board has no formal policy with regard to shareholder nominees as it considers all nominees on their merits as aforementioned. Any shareholder nominations proposed for consideration by the Board should include the nominee’s name and qualifications for Board membership and should be addressed to:
Corporate Secretary
Plumas Bancorp
35 S. Lindan Avenue
Quincy, CA 95971
     In addition, the bylaws of Plumas Bancorp permit stockholders to nominate directors for consideration at an annual shareholder meeting. For a description of the process for nominating directors in accordance with the bylaws, please see the notice to this proxy statement.
Compensation Committee
     Plumas Bancorp has a Compensation Committee that met five times in 2005. The Compensation Committee consists of Mr. Grohs, Chairman and Messrs. Kehr, Blickenstaff, Watson and Ms. McArthur. The Compensation Committee reviews human resource policies, establishes the compensation for the Chief Executive Officer and other executive officers, reviews salary recommendations, grants stock options and approves other personnel matters, which are in excess of management’s authority.
Compensation Committee Interlocks and Insider Participation
     Mr. William E. Elliott, retired – former President and Chief Executive Officer, served as an advisor to the Compensation Committee until his retirement in October 2005, after which Mr. Douglas N. Biddle, President and Chief Executive Officer, served as an advisor to the Compensation Committee during 2005. There are no Compensation Committee interlocks between Plumas Bancorp and other entities involving Plumas Bancorp’s executive officers or board members.
Compensation Committee Report
     The Compensation Committee establishes the overall executive compensation guidelines of Plumas Bancorp and establishes the compensation plans and specific compensation levels of the Chief Executive Officer and other executive officers. The Compensation Committee reviews its approach to executive compensation annually.

     The Compensation Committee believes that executive officer compensation should be closely aligned with the performance of Plumas Bancorp on a short-term and long-term basis, and that such compensation should be structured to assist the Company in attracting and retaining key executives critical to its long-term success. To that end, the Compensation Committee’s policy for compensation packages of executive officers consists of four components: (i) an annual base salary; (ii) the potential to earn incentive bonuses dependent on Plumas Bancorp’s performance and, in certain cases, individual performance as well, and (iii) stock option awards and salary continuation plans designed to link shareholder interests with those of executive management by providing long-term incentives to executive officers of the Company, and (iv) long-term incentives similar to those received by non-executives, including a 401(k) match. The performance based aspects, items (ii) and (iii) above, are considered major elements of the overall compensation program.
     Annual base salary is determined by considering the overall performance of the President and Chief Executive Officer with respect to the duties and responsibilities assigned. Mr. Biddle was promoted to President and Chief Executive Officer of Plumas Bancorp on October 7, 2005. Mr. Elliott retired as President and Chief Executive Officer of Plumas Bancorp on October 5, 2005 but continued his employment until December 31, 2005. Salary surveys of other California community banks, including the California Bankers’ Association and California Department of Financial Institutions Annual Salary Surveys, are reviewed and factored into the process to insure fair rates of compensation in an increasingly competitive labor market. All outside Plumas Bancorp directors individually completed a written evaluation of the performance of Mr. Elliott prior to his retirement in October 2005. The evaluations were summarized by Mr. Grohs and discussed by Messrs. Grohs and Kehr with Mr. Elliott. Mr. Elliott with the concurrence of the Board of Directors reviews annually other executive officers of Plumas Bancorp and Plumas Bank, including Douglas N. Biddle, Executive Vice President and Chief Administrative Officer of Plumas Bancorp and Plumas Bank, Dennis C. Irvine, Executive Vice President and Chief Information Technology Officer of Plumas Bank, Robert T. Herr, Executive Vice President and Loan Administrator of Plumas Bank and Andrew J. Ryback, Executive Vice President and Chief Financial Officer of Plumas Bancorp and Plumas Bank.
     Incentive bonuses are linked to specific objectives for each executive officer. In 2005, Messrs. Elliott and Biddle could earn a percentage of their base salary based on the achievement of specific goals tied to (1) return on equity; (2) growth in earnings; and, (3) individual performance goals. Each goal is also assigned a range of target levels. At year-end, the target level achieved for each performance measure is combined to arrive at the final bonus compensation award. The maximum Messrs. Elliott and Biddle could earn under this bonus compensation formula is 60% and 30%, respectively of their base salary. In 2005, Mr. Elliott earned bonus compensation in the amount of $75,500, or 44% of total base compensation of $171,142 and Mr. Biddle earned bonus compensation in the amount of $32,500, or 20% of total base compensation of $161,917. Bonus compensation for other executive officers is based on a similar quantitative formula as Messrs. Elliott and Biddle.
     The Board of Directors at its discretion periodically awards incentive compensation in the form of stock option grants to executive officers and other employees. The Board employs qualitative criteria in awarding stock options to the executive officers. In 2005, no options were granted to executive officers of the Company. All options when granted are at fair market value as of the date of the award.
     The Board of Directors has provided Messrs. Biddle and Elliott and the other executive officers salary continuation agreements. The purpose of the salary continuation agreements with Messrs. Biddle and Elliott and the other executive officers is to provide incentives for key personnel to remain in the employ of the Company. In connection with the agreements, the Company has purchased certain bank owned life insurance policies (“BOLI”).
     The Personnel Committee believes that the programs for executive officer compensation serve well the interests of Plumas Bancorp’s shareholders by providing the motivation for executives to contribute to the overall long-term success and value of Plumas Bancorp and Plumas Bank.

     This report is submitted by the outside directors of the Plumas Bancorp’s Personnel Committee, consisting of Mr. Grohs, Chairman and Messrs. Kehr, Blickenstaff, Watson and Ms. McArthur.
Compensation of Directors and Executive Officers
     Director Compensation: During 2005, directors, except the Chairman, each received $2,000 per month for the first two months of the year and then $2,100 per month for the remaining ten months of the year for serving on the Plumas Bancorp’s and Plumas Bank’s Board of Directors and committees. The Chairman received $2,500 per month for the first two months of the year and then $2,650 per month for the remaining ten months of the year.
     Deferred Fee Agreement: Effective May 1998 the Company entered into a Deferred Fee Agreement with board member Kehr. On March 3, 2001 the Company entered into a Deferred Fee Agreement with board member Watson. The purpose of the Deferred Fee Agreements is to provide a board member an opportunity to defer his or her director fees as an incentive to continue service with the Company. The agreement provides for deferral of director fees to the earlier of an agreed upon distribution date or the termination of director services for any reason. The Company will accrue interest on all deferred director fees at an annual floating percentage rate of the current Plumas Bank Prime Rate minus 1%. In the event of death prior to retirement, the beneficiary will receive full-deferred fee benefits. In the event of disability wherein the director does not continue service with the Company, the director is entitled to the full-deferred fee benefit accrued up to the point of director’s termination of service.
     Non-Qualified Stock Options: The Board of Directors of Plumas Bank adopted the 1991 Stock Option Plan (the “1991 Plan”) in March 1991. The 1991 Plan was approved by the shareholders at the 1991 Annual Meeting. Non-qualified stock options representing 8,437 shares of stock were granted to new board member West at an exercise price of $5.15 per share in November 1997. Non-qualified stock options representing a total of 40,567 (4,860 for each director, with the exception of board member West, who received 1,687) shares of stock were granted to directors of the Company at an exercise price of $4.96 per share in November 1998. Non-qualified stock options representing 5,625 shares of stock were granted to new board member McArthur at an exercise price of $4.67 per share in August 2000.
     The Board of Directors of Plumas Bank adopted the 2001 Stock Option Plan (the “2001 Plan”) in March 2001. The 2001 Plan was approved by the shareholders at the 2001 Annual Meeting. Non-qualified stock options representing 5,625 shares were granted to new board member Watson at an exercise price of $5.53 per share in November 2001. Non-qualified stock options representing a total of 50,625 (5,625 for each director) shares of stock were granted to directors of the Company at an exercise price of $10.75 per share in December 2002. Non-qualified stock options representing 25,308 (2,812 for each director) shares of stock were granted to directors of the Company at an exercise price of $13.19 per share in December 2003. Non-qualified stock options representing 25,308 (2,812 for each director) shares of stock were granted to directors of the Company at an exercise price of $14.19 per share in December 2004.
     As of December 31, 2005, the Company had 113,131 non-qualified stock options outstanding to directors of the Company, of which 70,377 were exercisable. All stock options were granted at an exercise price of not less than one hundred percent (100%) of the fair market value of the stock on the date of the grant. The amount of options outstanding at December 31, 2005 (as well as the original option grant information presented above) has been adjusted to reflect the 3-for-2 stock split effective June 15, 1999, the 3-for-2 stock split effective November 26, 2002 and the 3-for-2 stock split effective September 16, 2005.
     Each option granted under either the 1991 or 2001 Plan expires no later than ten (10) years from the date the option was granted. Both Plans allow the options granted to be exercised by the optionee according to a vesting schedule. The vesting of stock options typically occurs at a rate that provides for a 20% vesting for each completed year of service from the anniversary of the option grant date, for a total vesting of 100% after the completion of five years of service. All of the non-qualified stock options outstanding to directors of the Company, vest over a five-year period as described above, with the exception of 22,500 non-qualified stock options granted in December 2002 to four directors of the Company that are nearing retirement. Messrs. Blickenstaff, Kehr, Grohs and Sphar (currently retired), each were granted 5,625 non-qualified stock options at an exercise price of $10.75 per share. These options vest at a rate that provides for a 33% vesting for each completed year of service from the anniversary of the option grant date, for a total vesting of 100% after the completion of three years of service.
Director Emeritus Plans
     Director Retirement Agreement: Effective March 1, 1998 the Company entered into Director Retirement (fee continuation) Agreements with board members Blickenstaff, Fletcher, Grohs, Kehr, Reeson, Schoensee (currently retired), Sphar (currently retired), Wellenbrock (currently retired) and West. The purpose of the fee continuation agreements is to provide a retirement benefit to the board members as an incentive to continue service with the Company. The agreement provides for fee continuation benefits of up to $8,100 per year for 5 years after retirement. In the event of death prior to retirement, the beneficiary will receive full fee continuation benefits. In the event of disability wherein the director does not continue service with the Company, the director is entitled to fee continuation benefits, at a reduced amount depending on the length of service with the Company, beginning the month following termination of service. If the director terminates service with the Company for a reason other than death or disability prior to the retirement age of 75, he/she will be entitled to fee continuation benefits at a reduced amount depending on the length of service with the Company. The vesting of fee continuation benefits occurs at a rate that provides for a 6.67% vesting for each completed year of service, for a total vesting of 100% after the completion of fifteen years of service. The fee continuation benefits are informally funded by single premium life insurance policies. The directors are the insured parties and the Company is the beneficiary of the policies.
     During April and May of 2000, the Director Retirement Agreements for the directors described above were modified to increase the amount of the annual benefit to $10,000 and extend the term to 12 years after retirement with these benefits beginning after the third anniversary of the director’s retirement. This increase in benefits was informally funded by single premium life insurance policies. The directors are the insured parties and the Company is the beneficiary of the policies.
     On May 12, 2000, the Company entered into a Director Retirement Agreement with board member McArthur. Additionally, on May 1, 2003, the Company entered into a Director Retirement Agreement with board member Watson. The fee continuation benefits are informally funded by single premium life insurance policies. The directors are the insured parties and the Company is the beneficiary of the policies.
     Post-Retirement Consulting Agreement: In May 2000, the Company entered into Post-Retirement Consulting Agreements with board members Blickenstaff, Fletcher, Grohs, Kehr, McArthur, Reeson, Schoensee (currently retired), Sphar (currently retired), Wellenbrock (currently retired) and West. Additionally, on May 1, 2003, the Company entered into a Post-Retirement Consulting Agreement with board member Watson. The purpose of the Agreements is to provide consideration to the board members in exchange for consulting services after their retirement from the Board. The agreements provide for consulting fees of $10,000 per year for 3 years after retirement. In the event of death prior to completion of the consulting services, the beneficiary will receive death benefits equal to the remaining unpaid consulting fee benefits. In the event of disability wherein the retired director is unable to continue consulting services with the Company, the Company may terminate the director’s post-retirement consulting services. If the retired director voluntarily terminates his or her consulting services for other than good reason or if the Company terminates the director’s post-retirement consulting services for cause, the Post-Retirement Consulting Agreement shall terminate.

Executive Officers
     The following table sets forth information, as of March 28, 2006, concerning executive officers of Plumas Bancorp and Plumas Bank:

Name	Age	Position and Principal Occupation for the Past Five Years
Douglas N. Biddle	52	President and Chief Executive Officer of Plumas Bancorp and Plumas Bank. Previously Executive Vice President and Chief Administrative Officer of Plumas Bancorp and Plumas Bank

William E. Elliott	65	Retired — Formerly President and Chief Executive Officer of Plumas Bancorp and Plumas Bank.

Dennis C. Irvine	59	Executive Vice President and Chief Information and Technology Officer of Plumas Bank.

Robert T. Herr	57	Executive Vice President and Loan Administrator of Plumas Bank.

Andrew J. Ryback	40	Executive Vice President and Chief Financial Officer of Plumas Bancorp and Plumas Bank.
Executive Compensation
     The persons serving as the executive officers of Plumas Bancorp and Plumas Bank during 2005 received, and, with the exception of William E. Elliott, are expected to continue to receive in 2006, cash compensation in their capacities as executive officers of Plumas Bancorp and Plumas Bank. Mr. Elliott retired as President and Chief Executive Officer of Plumas Bancorp on October 5, 2005 but continued his employment until December 31, 2005.

Summary Compensation Table

Annual Compensation					Long Term Compensation
					Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
				Other
				Annual	Restricted			All Other
Name and				Compen-	Stock		LTIP	Compen-
Principal		Salary	Bonus	sation	Award(s)	Options/	Payouts	sation
Position	Year	($)	($)	($)(1)	($)	SARs(2)	($)	($)(3)
Douglas N. Biddle	2005	161,917	32,500	4,858	0	0	0	2,702
President and CEO of Plumas Bancorp	2004	135,417	33,800	4,063	0	3,750	0	2,421
and Plumas Bank	2003	127,500	34,868	3,825	0	3,750	0	2,319

William E. Elliott	2005	171,142	75,500	6,302	0	0	0	1,310
Retired — Formerly President and CEO	2004	196,250	74,500	5,888	0	5,625	0	2,714
of Plumas Bancorp and Plumas Bank	2003	181,250	76,500	5,354	0	5,625	0	2,679

Dennis C. Irvine	2005	128,967	26,250	3,869	0	0	0	862
EVP and CITO of Plumas Bank	2004	124,000	31,200	3,720	0	3,750	0	865
	2003	117,500	31,521	3,525	0	3,750	0	2,027

Robert T. Herr	2005	133,833	28,200	4,015	0	0	0	2,033
EVP and Loan Administrator of	2004	125,523	31,200	3,766	0	3,750	0	2,049
Plumas Bank	2003	117,500	29,526	3,525	0	3,750	0	2,052

Andrew J, Ryback	2005	113,333	8,693	3,256	0	0	0	0
EVP and CFO of Plumas Bancorp and	2004	102,268	3,186	3,033	0	3,875	0	0
Plumas Bank	2003	90,674	13,467	2,783	0	1,875	0	0

(1)	This amount represents the Company’s contribution under Plumas Bank’s 401(k) Plan.

(2)	The Company has not issued any SARs.

(3)	This amount represents employee automobile allowance and cost of premiums for excess disability, medical and life insurance.

Option/SAR Exercises and Year-End Value Table
Aggregated Option/SAR Exercises in Last Fiscal Year and Year-End Option/SAR Value

(a)	(b)	(c)	(d)	(e)
				Value of
			Number of	Unexercised In-
			Unexercised	the-Money
			Options/SARs at	Options/SARs at
			Year-End	Year-End
	Number of Shares		Exercisable/	Exercisable/
Name	Acquired on Exercise	Value Realized	Unexercisable	Unexercisable
Douglas N. Biddle	3,966	$37,900	Options Only 13,854/12,375	Options Only $156,400/$105,500

William E. Elliott	8,160	$79,500	Options Only 21,065/11,814	Options Only $214,300/$87,400

Dennis C. Irvine	7,160	$86,800	Options Only 17,545/12,375	Options Only $216,200/$105,500

Robert T. Herr	0	$0	Options Only 10,125/12,375	Options Only $96,000/$105,500

Andrew J. Ryback	0	$0	Options Only 16,161/8,588	Options Only $218,300/$72,900

Note — The Company has not issued any SARs.

Option/SAR Grants Table
Option/SAR Grants in Last Fiscal Year

Individual Grants (1)					Potential Realizable Value
					at Assumed Annual Rate of
					Stock Price Appreciation
					For Option Term 10) Years
		% of Total
		Options
	Options	Granted to	Exercise or
	Granted	Employees	Base Price	Expiration
Name	(#)	In Fiscal Year	($/Share)	Date	5% ($)	10% ($)
Douglas N. Biddle	0	0%	N/A	N/A	N/A	N/A

William E. Elliott	0	0%	N/A	N/A	N/A	N/A

Dennis C. Irvine	0	0%	N/A	N/A	N/A	N/A

Robert T. Herr	0	0%	N/A	N/A	N/A	N/A

Andrew J. Ryback	0	0%	N/A	N/A	N/A	N/A

(1)	The Company did not issue any Options or SARs to the executive officers during 2005.
     The Board of Directors of the Company entered into an employment agreement with Mr. Elliott dated February 9, 1990, subsequently restated on October 15, 1999 and April 17, 2002. Under the terms of the agreement the Company has provided and will provide employment to Mr. Elliott from April 17, 2002 to July 1, 2007. His current annual base salary is $200,000 with future base salary increases to be granted at the sole discretion of the Board. The Company also provides a $100,000 term life insurance policy on behalf of Mr. Elliott. Mr. Elliott is entitled to participate in any and all other employee benefits and plans existing or developed by the Company. The Company has the right to terminate the agreement for “cause”, as defined in the agreement. If the Board of Directors of the Company determines that Mr. Elliott’s continued employment would be detrimental to the best interests of the shareholders, he will be entitled to termination pay of one (1) year’s salary or the balance due per the employment agreement, whichever is less.
     On October 13, 1993, the Company’s Board of Directors entered into a salary continuation agreement with Mr. Elliott. The purpose of the salary continuation agreement is to provide special incentive to Mr. Elliott for his continuing employment with the Company on a long-term basis. The agreement provides Mr. Elliott with salary continuation benefits of up to $75,000 per year for 15 years after retirement. In the event of death prior to retirement, Mr. Elliott’s beneficiary will receive the full salary continuation benefits. In the event of disability wherein Mr. Elliott does not continue employment with the Company, Mr. Elliott is entitled to salary continuation benefits (which are reduced if at the time of disability he does not have 12 years of service with the Company) beginning at age 65 or on the date on which he is no longer entitled to disability benefits under the Company’s group disability insurance, whichever is earlier. If Mr. Elliott terminates employment with the Bank for a reason other than death or disability prior to the retirement age of age 65, he will be entitled to salary continuation benefits at a reduced amount depending on the length of service with the Company. The vesting of salary continuation benefits is at the rate of 5% per year for the first four years of service, 10% per year for the next four years of service, 15% per year for the next two years of service and 5% per year for the next two years of service, for a total vesting of 100%.
     On June 2, 1994, the Company’s Board of Directors entered into salary continuation agreements with Mr. Biddle and Mr. Irvine. The purpose of the salary continuation agreements is to provide special incentive to Mr. Biddle and Mr. Irvine to continue employment with the Company on a long-term basis. The agreement provides Mr. Biddle and Mr. Irvine with salary continuation benefits of up to $45,000 per year for 15 years after retirement. In the event of death prior to retirement, Mr. Biddle and Mr. Irvine’s beneficiary will receive salary continuation benefits at a reduced amount depending on the length of service with the Company. In the event of disability wherein Mr. Biddle or Mr. Irvine does not continue employment with the Company, Mr. Biddle and Mr. Irvine are entitled to salary continuation benefits, at a reduced amount depending on the length of service with the Company, beginning at age 65 or on the date on which he is no longer entitled to disability benefits under the Company’s group disability insurance, whichever is earlier. If Mr. Biddle or Mr. Irvine terminates employment with the Company for a reason other than death or disability prior to the retirement age of age 65, such person will be entitled to salary continuation benefits at a reduced amount depending on the length of service with the Company. The vesting of salary continuation benefits occurs at a rate that provides for a 90% vesting at age 60 and 2% per year for the next five years of service, for a total vesting of 100%. The salary continuation benefits are informally funded by single premium life insurance policies with Mr. Biddle and Mr. Irvine as the insured parties and the Company as the beneficiary of the policies.
     As of December 28, 1999, the salary continuation agreements for Messrs. Elliott, Biddle and Irvine were modified to increase the amount of the annual benefit to $110,000, $62,000 and $62,000, respectively. This increase in benefits is informally funded by single premium life insurance policies. Messrs. Elliott, Biddle and Irvine are the insured parties and the Company is the beneficiary of the policies. The agreements were also modified so that in the event of a change in control and Messrs. Elliott, Biddle or Irvine terminate their employment with Plumas Bancorp or its successor within a period of 5 years after such change in control, then they may elect full vesting of their salary continuation payments and the payment of the salary continuation benefits beginning with the month after their termination, subject to the reduction of benefits if the benefits result in a limitation of deductibility of such benefits for Plumas Bancorp under Section 280G of the Internal Revenue Code.
     On January 23, 2002 and January 24, 2002, the Company’s Board of Directors entered into split dollar agreements with Messrs. Elliott, Biddle and Irvine. The purpose of the split dollar agreements is to provide special incentive for the executives to continue employment with the Company on a long-term basis. To accomplish this, the Company agrees to divide the net death proceeds of life insurance policies on the Executive’s life with the Executive’s beneficiary.
     On June 4, 2002, the Company’s Board of Directors entered into a salary continuation agreement with Mr. Herr. The purpose of the salary continuation agreement is to provide special incentive to Mr. Herr to continue employment with the Company on a long-term basis. The agreement provides Mr. Herr with salary continuation benefits of up to $62,000 per year for 15 years after retirement. In the event of death prior to retirement, Mr. Herr’s beneficiary will receive salary continuation benefits at a reduced amount depending on the length of service with the Company. In the event of disability wherein Mr. Herr does not continue employment with the Company, Mr. Herr is entitled to salary continuation benefits, at a reduced amount depending on the length of service with the Company, beginning at age 65 or on the date on which he is no longer entitled to disability benefits under the Company’s group disability insurance, whichever is earlier. If Mr. Herr terminates employment with the Company for a reason other than death or disability prior to the retirement age of age 65, he will be entitled to salary continuation benefits at a reduced amount depending on the length of service with the Company. The vesting of salary continuation benefits occurs at a rate that provides for a 90% vesting at age 60 and 2% per year for the next five years of service, for a total vesting of 100%. In the event of a change of control of Plumas Bancorp and Mr. Herr terminates employment with Plumas Bancorp or its successor within a period of 5 years after such change in control, then Mr. Herr may elect full vesting of his salary continuation payments and the payment of the salary continuation benefits beginning with the month after his termination, subject to the reduction of benefits if the benefits result in a limitation of deductibility of such benefits for Plumas Bancorp under Section 280G of the Internal Revenue Code. The salary continuation benefits are informally funded by single premium life insurance policies with Mr. Herr as the insured party and the Company as the beneficiary of the policies.

     The salary continuation agreement of Mr. Elliott was amended in November 2003 to increase the salary continuation payments by a 2% increase each year and increase the term of the salary continuation payments from 15 years to 20 years. The salary continuation benefits are informally funded by single premium life insurance policies with Mr. Elliott as the insured party and the Company as the beneficiary of the policies.
     On September 15, 2004, the salary continuation agreement of Mr. Herr was amended to provide for the addition of split dollar agreements. On that same date the Company’s Board of Directors entered into split dollar agreements with Mr. Herr. The purpose of the split dollar agreements is to provide special incentive for Mr. Herr to continue employment with the Company on a long-term basis. To accomplish this, the Company agrees to divide the net death proceeds of life insurance policies on Mr. Herr’s life with his beneficiary.
     On October 12, 2005, the Company’s Board of Directors entered into a salary continuation agreement and a split dollar agreement with Mr. Ryback. The purpose of the salary continuation agreement and the split dollar agreement is to provide special incentive to Mr. Ryback to continue employment with the Company on a long-term basis. Under the salary continuation agreement, Mr. Ryback is provided with salary continuation benefits of up to $62,000 per year for 15 years after retirement. In the event of death prior to retirement, Mr. Ryback’s beneficiary will receive salary continuation benefits at a reduced amount depending on the length of service with the Company. In the event of disability wherein Mr. Ryback does not continue employment with the Company, Mr. Ryback is entitled to salary continuation benefits, at a reduced amount depending on the length of service with the Company, beginning at age 65 or on the date on which he is no longer entitled to disability benefits under the Company’s group disability insurance, whichever is earlier. If Mr. Ryback terminates employment with the Company for a reason other than death or disability prior to the retirement age of age 65, he will be entitled to salary continuation benefits at a reduced amount depending on the length of service with the Company. The vesting of salary continuation benefits occurs at a rate that provides for a 90% vesting at age 60 and 2% per year for the next five years of service, for a total vesting of 100%. In the event of a change of control of Plumas Bancorp and Mr. Ryback terminates employment with Plumas Bancorp or its successor after such change in control, then Mr. Ryback may elect full vesting of his salary continuation payments and the payment of the salary continuation benefits beginning with the month after his termination, subject to the reduction of benefits if the benefits result in a limitation of deductibility of such benefits for Plumas Bancorp under Section 280G of the Internal Revenue Code. The salary continuation benefits are informally funded by a single premium life insurance policy with Mr. Ryback as the insured party and the Company as the beneficiary of the policy. Under the spilt dollar agreement the Company agrees to divide the net death proceeds of life insurance policies on Mr. Ryback’s life with his beneficiary.
PROPOSAL 2
Amendment and Restatement of the Plumas Bank 2001 Stock Option Plan, as Amended
to Allow Restricted Stock Awards to Employees and Make Other Changes
     The Board of Directors of the Company has adopted the Amended and Restated Plumas Bancorp 2001 Stock Option Plan to amend and restate the Plumas Bank 2001 Stock Option Plan to allow for grants of restricted stock awards in addition to grants of stock options. Under a recent change in generally accepted accounting principles, stock options are required to be expensed under Financial Accounting Standards Board Statement No. 123(R), and the Board of Directors of the Company like other the boards of other public companies looked at adding restricted stock awards as a less expensive and alternative form of equity compensation that would add to the stock options currently available for grant under the existing Plumas Bank 2001 Stock Option Plan. In addition to restricted stock grants, the Amended and Restated Plumas Bancorp 2001 Stock Option Plan upon approval by shareholders of the Company will allow stock option grants to directors, employees and independent contractors who perform services to the Company or Plumas Bank. The Amended and Restated Plumas Bancorp 2001 Stock Option Plan does not increase the number of shares originally allocated to the existing plan, and also does not extend the termination date of the existing plan which expires on March 21, 2011. No grants of options or restricted stock awards will be made under the Amended and Restated Plumas Bancorp 2001 Stock Option Plan until after shareholder approval. Upon shareholder approval the Amended and Restated Plumas Bancorp 2001 Stock Option Plan will replace the existing plan, and in the event the Amended and Restated Plumas Bancorp 2001 Plan is not approved by shareholders, the existing Plumas Bank 2001 Stock Option Plan will remain in place.
     The Amended and Restated Plumas Bancorp 2001 Plan provides the Board of Directors with the flexibility to compensate employees, directors and independent contractors of Plumas Bancorp and Plumas Bank through stock options and to employees of Plumas Bancorp and Plumas Bank through restricted stock awards. The grants of stock options and/or restricted stock awards may be tied to the financial or operational performance of the Company as determined in the discretion of the Board of Directors or a qualified committee. The terms of the Amended and Restated Plumas Bancorp 2001 Stock Option Plan are summarized below. In addition, the full text of the Amended and Restated Plumas Bancorp 2001 Stock Option Plan is set forth in Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to the text of the Amended and Restated Plumas Bancorp 2001 Stock Option Plan.
Summary of the Amended and Restated Plumas Bancorp 2001 Stock Option Plan
     Stock Options. The Amended and Restated Plumas Bancorp 2001 Stock Option Plan permits the Board of Directors or a qualified committee to issue nonqualified stock options directors, officers and employees of Plumas Bancorp or Plumas Bank or independent contractors that provide services to Plumas Bancorp or Plumas Bank. The Amended and Restated Plumas Bancorp 2001 Stock Option Plan also provides for the granting of incentive stock options to employees of Plumas Bancorp or Plumas Bank. The Board of Directors or qualified committee shall determine the number of shares subject to options and all other terms and conditions of the options, including vesting requirements. In no event, however, may the exercise price of a stock option be less than 100% of the fair market value of the Company’s common stock on the date of the stock option’s grant, nor may any option have a term of more than 10 years. Furthermore, in the case of an incentive stock optionee who at the time of the grant owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then the exercise price of such stock option shall not be less than one hundred ten percent (110%) of the fair market value of such stock at the time such stock option was granted and the term of such option shall not be for more than five years. During any fiscal year, no optionee may receive options to acquire more than 25,000 shares of the Company’s common stock.
     Restricted Stock Awards. The Amended and Restated Plumas Bancorp 2001 Stock Option Plan allows the Board or a qualified committee to grant restricted stock awards. Each share of restricted stock shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Board or qualified committee deems appropriate, including, but not by way of limitation, restrictions on transferability and continued employment. In order to qualify a restricted stock grant under Section 162(m) of the Code, the qualified committee may condition vesting of the award on the attainment of performance goals based on any or a combination of the following: net income (before or after taxes), earnings per share, cash flow, share price (including, but not limited to, growth measures and total shareholder return), net interest income, net interest margin, non-interest income, efficiency ratio; and any of the above measures compared to peer or other companies.
     The vesting period for restricted stock shall be determined by the Board or qualified committee. Holders of restricted stock awards may have voting rights and receive dividend equivalents as determined in the discretion of the Board or qualified committee. At the discretion of the Board or committee, as applicable the Board or committee may authorize the grantee of a Restricted Stock Award who elects Internal Revenue Code Section 83(b) treatment to surrender to the Company of a number of shares of restricted stock from grantee’s Restricted Stock Award as necessary to pay the minimum applicable withholding tax obligation in lieu of requiring the grantee pay the Company such taxes, in which case the Company will pay the minimum applicable withholding tax on behalf of the Participant. No employee may receive in any fiscal year restricted stock representing more than 12,500 shares of the Company’s common stock.

     Eligibility for Participation. Directors numbering 11, and employees number 43 of the Company and Plumas Bank are eligible to be selected to participate in the Amended and Restated Plumas Bancorp 2001 Stock Option Plan. Independent contractors providing service to the Company and Plumas Bank are also eligible to participate. Actual selection of any eligible persons to participate in the Amended and Restated Plumas Bancorp 2001 Stock Option Plan is within the sole discretion of the Board or qualified committee.
     Available Shares. The Amended and Restated Plumas Bancorp 2001 Stock Option Plan authorizes the issuance of up to 615,281 shares of common stock to participants. This is the same number as available under the existing plan. Shares withheld for taxes do not reduce the number of available shares for the Amended and Restated Plumas Bancorp 2001 Stock Option Plan, and lapsed options and restricted stock awards are added back to the number of available shares for the Amended and Restated Plumas Bancorp 2001 Stock Option Plan.
     After March 21, 2011, no further stock options or restricted stock awards may be issued under the Amended and Restated Plumas Bancorp 2001 Stock Option Plan. This is the same expiration date as the existing plan.
     Federal Income Tax Matters Relating to Stock Options. The following describes, generally, the major federal income tax consequences relating to stock options granted under the Amended and Restated Plumas Bancorp 2001 Stock Option Plan. If all of the requirements of the Amended and Restated Plumas Bancorp 2001 Stock Option Plan are met, generally no taxable income will result to an optionee upon the grant of an incentive or nonqualified stock option.
     Incentive Stock Options. If the optionee is employed continuously from the date of grant until at least three months before the option is exercised and otherwise satisfies the requirements of the Amended and Restated Plumas Bancorp 2001 Stock Option Plan and applicable law, the optionee will not recognize taxable income upon exercise of the option. If the optionee is not employed continuously from the date of grant until at least three months before the option is exercised for a reason other than death or disability, the optionee will recognize ordinary income at the time the option is exercised. The Company will be allowed a deduction for federal income tax purposes only if and to the extent that the optionee recognizes ordinary income. Upon exercise of an incentive stock option, the excess of the fair market value of the shares received over the option price at the time of exercise is treated as an item of tax preference which may result in the imposition of the alternative minimum tax.
     On a subsequent sale of shares acquired by the exercise of an incentive stock option, gain or loss will be recognized in an amount equal to the difference between the amount realized on the sale and the optionee’s tax basis of the shares sold. If a disposition (generally a sale, exchange, gift or similar lifetime transfer of legal title) of stock received pursuant to an exercise of an incentive stock option does not take place until more than two years after the grant of such option and more than one year after the exercise of such option, any gain or loss realized on such disposition will generally be treated as long-term capital gain or loss. Under such circumstances, the Company will not be entitled to a deduction for income tax purposes in connection with the exercise of the option.
     If a disposition of stock received pursuant to an exercise of an incentive stock option occurs within two years after the grant of such option or one year after the exercise of such option, the optionee must treat any gain realized as ordinary income to the extent of the lesser of (i) the fair market value of such stock as of the date of exercise less the option price, or (ii) the amount realized on disposition of the stock less the option price. Such ordinary income realized is deductible by the Company for federal income tax purposes. Any additional amount realized on the disposition will be taxable as either long-term or short-term capital gain depending on the holding period.

     Nonqualified Stock Options. In general, when an optionee exercises a nonqualified stock option, the optionee recognizes ordinary income in the amount of the excess of the fair market value of the shares received upon exercise over the aggregate amount paid for those shares, and the Company may deduct as an expense the amount of income so recognized by the optionee. For capital gains purposes, the holding period of the shares begins upon the exercise of the option, and the optionee’s basis in the shares is equal to the fair market value of the shares on the date of exercise. Upon a subsequent disposition of the shares received on exercise, the difference between the amount realized on such disposition and the fair market value of the shares on the date of exercise generally will be treated as a separate capital gain or loss.
     If, upon exercise of a nonqualified option, the optionee pays all or part of the purchase price by delivering to the Company shares of already-owned stock, there are no federal income tax consequences to the optionee or the Company to the extent of the number of shares so delivered. As to any additional shares issued, the optionee recognizes ordinary income equal to the aggregate fair market value of the additional shares received, less any cash paid to the Company, and the Company is allowed to deduct as an expense the amount of such income. For purposes of calculating tax upon disposition of the shares acquired, the holding period and basis of the new shares, to the extent of the number of old shares delivered, is the same as for those old shares. The holding period for the additional shares begins on the date the option is exercised, and the basis in those additional shares is equal to the taxable income recognized by the optionee, plus the amount of any cash paid to the Company.
     Excise Tax. In addition, the exercise of outstanding options that become exercisable upon certain major corporate events may result in all or a portion of the difference between the fair market value of the option shares and the exercise price of any shares issuable in respect to such options being characterized “parachute payments.” A 20% excise tax is imposed on the optionee on any amount so characterized and the Company will be denied any tax deduction for such amount.
     Withholding Taxes. The Company is generally required to withhold applicable payroll taxes with respect to compensation income recognized by optionees. The Company is also generally required to make certain information reports to the Internal Revenue Service with respect to any income of an optionee attributable to transactions involving the grant or exercise of options and/or the disposition of shares acquired on exercise of options.
     Other Information. The Amended and Restated Plumas Bancorp 2001 Stock Option Plan may be amended in whole or in part by the Board of Directors or qualified committee, subject to shareholder approval as required by law. In the event of a Company Terminating Event (as defined in the Amended and Restated Plumas Bancorp 2001 Stock Option Plan), outstanding options and restricted stock awards shall immediately and fully vest. The aggregate numbers of shares available for awards and the price of stock options and number of shares under outstanding awards will be adjusted in the event of changes in capitalization, including a stock dividend, stock split, or recapitalization. The Company may deduct sufficient sums to pay withholding required for federal, state, and local taxes and to pay amounts due to the Company from the recipient of an option or restricted stock award the Amended and Restated Plumas Bancorp 2001 Stock Option Plan.
     The closing price of Company common stock reported on the NASDAQ National Market for March 28, 2006, was $18.00 per share.
     Approval of the Amended and Restated Plumas Bancorp 2001 Stock Option Plan requires the affirmative vote of a majority of the outstanding shares of common stock represented and voting at the Meeting.
     Management recommends that the shareholders vote “FOR” the approval of the Amended and Restated Plumas Bancorp 2001 Stock Option Plan.

Plumas Bancorp Stock Performance Graph
     The graph below compares the cumulative total shareholder return on Plumas Bancorp (Plumas Bank prior to June 21, 2002) common stock to the cumulative total return of the NASDAQ Index, the SNL NASDAQ Bank Index and the SNL All Over-The-Counter Bulletin Board and Pink Banks Index (the “All OTC BB and Pink Banks” Index) prepared by SNL Financial LC (“SNL”). For the All OTC BB and Pink Banks Index, SNL uses the cumulative total shareholder return of over 500 commercial banks and bank holding companies stocks which trade via either the OTC BB, an electronic, screen-based market maintained by the National Association of Securities Dealers (the “NASD”) or trade via Pink Sheets, an electronic quotation system. The following comparison covers the period December 31, 2000 to December 31, 2005. The graph assumes that $100 was invested on December 31, 2000 and that all dividends were reinvested.

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Plumas Bancorp	100.00	159.12	251.54	331.97	362.11	536.63
NASDAQ — Total US	100.00	79.18	54.44	82.09	89.59	91.54
SNL NASDAQ Bank Index	100.00	108.85	111.95	144.51	165.62	160.57
SNL All OTC BB and Pink Banks	100.00	104.80	130.37	179.12	213.86	231.99

Independent Accountants
     The firm of Perry-Smith LLP served as certified independent public accountants for Plumas Bancorp with respect to the year 2005, and Perry-Smith LLP has been appointed as the Company’s certified independent public accountants for 2006. The Company’s Board of Directors has determined the firm of Perry-Smith LLP to be fully independent of the operations of Plumas Bancorp.
     Aggregate fees billed by Perry-Smith LLP to Plumas Bancorp and the percentage of those fees that were pre-approved by the Company’s Audit Committee for the years ended 2005 and 2004 are as follows:

		Percentage		Percentage
		Pre-		Pre-
	2005	Approved	2004	Approved
Audit fees	$199,000	100%	$101,000	100%
Audit-related fees	10,000	100%	10,000	100%
Tax fees	16,000	100%	27,000	84%
All other fees:
Consultation	4,000	—	1,000	—

Total fees	$229,000	98%	$139,000	96%

     The Audit Committee of the Bancorp has considered the provision of nonaudit services provided by Perry-Smith LLP to be compatible with maintaining the independence of Perry-Smith LLP.
     Perry-Smith LLP audited Plumas Bancorp’s financial statements for the year ended December 31, 2005. It is anticipated that a representative of Perry-Smith LLP will be present at the meeting and will be available to respond to appropriate questions from shareholders at the meeting.
Shareholder Proposals
     Shareholder proposals to be submitted for presentation at the 2007 annual meeting of shareholders of Plumas Bancorp must be received by Plumas Bancorp no later than December 31, 2006. Shareholder proposals should be addressed to Mr. Douglas N. Biddle at Plumas Bancorp, 35 S Lindan Avenue, Quincy, California 95971. Shareholder proposals, which are not contained in the proxy statement, SEC rules specify that certain requirements in the bylaws of Plumas Bancorp be satisfied. The bylaws require that any shareholder wishing to make a nomination for director give advance notice of the nomination which shall be received by the President of Plumas Bancorp no more than 60 days prior to any meeting of shareholders called for the election of directors, and no more than 10 days after the date the notice of such meeting is sent to shareholders; provided, however, that if only 10 days notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President not later than the time fixed in the notice of the meeting for the opening of the meeting.

Certain Transactions
     Some of the directors and executive officers of Plumas Bancorp and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, Plumas Bancorp in the ordinary course of the Company’s business, and Plumas Bancorp expects to have banking transactions with such persons in the future. In management’s opinion, all loans and commitments to lend in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and in the opinion of management did not involve more than a normal risk of collectibility or present other unfavorable features.
Other Matters
     Management does not know of any matters to be presented at the meeting other than those set forth above. However, if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented by the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.
Available Information
     Plumas Bancorp’s common stock is registered under the Securities Exchange Act of 1934 and as a result the Company is required to file annual reports, quarterly reports and other periodic filings with the Securities and Exchange Commission (the “SEC”) and are posted and are available at no cost on the Company’s website, www.plumasbank.com, as soon as reasonably practicable after Plumas Bancorp files such documents with the SEC. These reports and filings are also available for inspection and/or printing at no cost through the SEC website, www.sec.gov. In addition, regulatory report data for both Plumas Bancorp and Plumas Bank are available for inspection and/or printing at no cost through the Federal Financial Institutions Examination Council’s (the “FFIEC”) Web site, www.ffiec.gov and the Federal Deposit Insurance Corporation’s (the “FDIC”) Web site, www.fdic.gov, respectively.
     Shareholders may request a free copy of Plumas Bancorp’s 10-K by writing to Ms. Elizabeth Kuipers, Investor Relations, 35 S. Lindan Avenue, Quincy, California 95971 or by telephoning her at (530)283-7305.

PROXY
PLUMAS BANCORP
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Messrs. William E. Elliott, Jerry V. Kehr and Terrance J. Reeson, as proxies with full power of substitution, to represent, vote and act with respect to all shares of common stock of Plumas Bancorp (the “Bancorp”) which the undersigned would be entitled to vote at the meeting of shareholders to be held on May 17, 2006 at 10:30 a.m., at the Plumas Bank Credit Administration building located at 32 Central Avenue, Quincy, California or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

1.	Election of eleven (11) persons to be directors.

	Douglas N. Biddle	Alvin G. Blickenstaff	William E. Elliott	Gerald W. Fletcher
	John Flournoy	Arthur C. Grohs	Jerry V. Kehr	Christine McArthur
	Terrance J. Reeson	Thomas Watson	Daniel E. West

☐	FOR ALL NOMINEES LISTED ABOVE	☐	WITHHOLD AUTHORITY
(Except as marked to the contrary below)

(INSTRUCTION: To withhold authority to vote for any individual nominee or nominees, write that nominee’s name on the space below.)

2.	To amend and restate the Plumas Bank 2001 Stock Option Plan to allow restricted stock awards to employees and make other changes as more fully described in the proxy statement.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments or adjournments thereof.
PLEASE SIGN AND DATE BELOW
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ON THIS PROXY FOR DIRECTOR AND “FOR” AMENDMENT AND RESTATEMENT OF THE PLUMAS BANK 2001 STOCK OPTION PLAN TO ALLOW RESTRICTED STOCK AWARDS TO EMPLOYEES AND MAKE OTHER CHANGES. The Proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case, the shares represented by the Proxy will be voted in accordance with such instruction. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO THE MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.
     (Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

☐ I DO	☐ I DO NOT	EXPECT TO ATTEND THE MEETING.

Number of Shares	Please Print Your Name(s)	Signature of Shareholder(s)	Date

THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE BANCORP A DULY EXECUTED PROXY BEARING A LATER DATE OR AN INSTRUMENT REVOKING THIS PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.